UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

Vital Images, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-22229	42-1321776
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation)	File Number)

5850 Opus Parkway, Suite 300
Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
(952) 487-9500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

a)	Vital Images, Inc. held its 2011 Annual Meeting of Shareholders on May 12, 2011.

b)	The results of the proposals are as follows:

1.	To elect a Board of Directors to hold offices until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

	Number of Shares Voted
	For	Withheld	Broker Non-Votes
James B. Hickey, Jr.	8,361,304	2,104,172	2,071,059
Michael H. Carrel	8,361,104	2,104,372	2,071,059
Oran E. Muduroglu	8,359,835	2,105,641	2,071,059
Gregory J. Peet	8,148,077	2,317,399	2,071,059
Richard W. Perkins	7,487,196	2,978,280	2,071,059
Douglas M. Pihl	6,476,808	3,988,668	2,071,059
Michael W. Vannier, M.D.	8,358,055	2,107,421	2,071,059
Sven A. Wehrwein	6,570,704	3,894,772	2,071,059

2.	The approval (non-binding) of the compensation of our named executive officers as disclosed in the proxy statement pursuant to the SEC's compensation disclosure rules.

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
6,579,585	3,873,449	12,442	2,071,059

3.	The preferred frequency for advisory (non-binding) say-on-pay votes on executive compensation.

Number of Shares Voted
1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
9,590,251	9,495	853,437	12,293	2,071,059

4.
To ratify the appointment by the Audit Committee of the Company's Board of Directors of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011.

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
12,354,121	174,260	8,154	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Images, Inc.

Date: May 13, 2011.

By	/s/ Michael H. Carrel
Michael H. Carrel
President and Chief Executive Officer
(Principal Executive Officer)

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